Exhibit 10.2

Recording Requested by and

When Recorded, Return to:

Ryan Hermansky

Private Money Funding, LLC

11216 North 74th Street

Scottsdale, AZ 85260

(Space Above Reserved For Recorder’s Use)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument” or this “Deed of Trust”) is made as of the 8th day of July, 2024, by and among ZP RE AZ DYSART, an Arizona Limited Liability Company, (“Trustor”), with a mailing address of 8360 E Raintree Dr. Ste 230, Scottsdale, Arizona 85260, to Premier Title Agency, whose mailing address is 2910 E Camelback Rd, Ste 100, Phoenix AZ 85016 (“Trustee”), for the benefit of Private Money Funding, LLC, an Arizona limited liability company (“Beneficiary”), whose mailing address is 11216 North 74th Scottsdale, AZ 85260.

WITNESSETH:

For the consideration of One Million Six Hundred Twenty Thousand and 00/100 Dollars ($1,620,000.00) advanced or to be advanced by Beneficiary to or for the benefit of Trustor, either directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor, as grantor, hereby irrevocably grants, conveys, bargains, pledges, transfers, sells and assigns to Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of Trustor’s present and future right, title and interest (collectively and severally) in and to all of the following described real property situated in Maricopa County, Arizona, which consists of approximately 48,451 square feet (1.114 acres more or less) of land and improvements located on a portion of land at Bell Road & Dysart Road in Surprise, Arizona [APN:503-66-992] (the “Real Property”), and which is legally described as follows:

SEE EXHIBIT “A” attached hereto.

TOGETHER WITH: any and all interest Trustor now has or may hereafter acquire in or to said Real Property and including: (a) all easements and rights of way appurtenant thereto, and all heretofore or hereafter vacated alleys and streets abutting said property; (b) all buildings, structures, tenements, improvements, fixtures, and appurtenances now or hereafter placed thereon, including, but not limited to, all fixtures, equipment, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used, in connection with said Real Property, it being intended and agreed that such items, including replacements, accessions and additions thereto, be conclusively deemed to be affixed to and be part of the Real Property that is conveyed hereby (collectively, the “Improvements”); (c) all royalties, minerals, oil and gas rights and profits, water and water rights (whether or not appurtenant) owned by Trustor and shares of stock pertaining to such water or water rights, the ownership of which affects said Real Property; (d) any and all (i) plans and specifications for the Improvements; (ii) Trustor’s rights, but without liability for any breach by Trustor, under all commitments (including any commitments for financing to pay any of the Secured Indebtedness, as defined below), insurance policies (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents (hereinafter defined) or from or through any state or federal government sponsored program or entity), contracts and agreements for the design, construction, operation or inspection of the Improvements and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property and the related Improvements or the operation thereof; (iii) deposits and deposit accounts arising from or related to any transactions related to the Real Property and Improvements (including but not limited to Trustor’s rights in any tenant security deposits, deposits with respect to utility services to the Real Property, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges; (iv) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Real Property or the Improvements; (v) leases, rents, revenues and other benefits of the Real Property and the Improvements; (vi) as-extracted collateral produced from or allocated to the Real Property including, without limitation, oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom, and the proceeds thereof; (vii) engineering, accounting, title, legal, and other technical or business data concerning the Real Property which are in the possession of Trustor or in which Trustor can otherwise grant a security interest; and (viii) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including from any insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; (e) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Trustor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section; (f) all commercial tort claims Trustor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section; and (g) all other interests of every kind and character which Trustor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Trustor in any of the property referred to above in this Section is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Trustor in or to the property demised under the lease creating the leasehold estate;

TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the “Property”), unto Trustee, and any successor trustee appointed in accordance with applicable law, or successor-in-interest, in trust for the benefit of Beneficiary and each subsequent Beneficiary, in fee simple forever, subject to the terms, provisions and conditions herein set forth, to secure all of the payment and performance obligations arising under (i) that certain Promissory Note of approximately even date herewith in the principal amount of $1,620,000.00 (as the same may hereafter be amended, modified, renewed, restated or replaced, the “Note”) executed (if more than one), jointly and severally, by Trustor (sometimes referred to herein as “Borrower”) and made payable to the order of Beneficiary, and (ii) that certain Loan Agreement of approximately even date herewith between Trustor as “Borrower” and Beneficiary as “Lender” thereunder (the “Construction Loan Agreement” as the same may hereafter be amended, modified, renewed, restated or replaced, the “Loan Agreement”), including all other obligations arising under the related Loan Documents, and including all other indebtedness arising from or in any way related thereto (collectively, the “Secured Obligations”).

As used in this Section, the terms “accounts,” “chattel paper,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments,” “inventory,” “supporting obligations,” and “fixtures” have the meanings provided by the Arizona Uniform Commercial Code on the date of this Deed of Trust. Trustor agrees to execute and deliver to Beneficiary, from time to time, such further instruments as may be requested by Beneficiary to evidence or confirm the lien of this Instrument on and against all such Property. Capitalized terms used in this Deed of Trust shall have the meanings ascribed to those terms by the Loan Agreement, unless otherwise defined herein or by reference herein to another document.

SECURITY INTEREST. Trustor also hereby grants to Beneficiary a first priority lien on and security interest in all of Trustor’s now owned or hereafter-acquired Property which constitutes “accounts,” “chattel paper,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments,” “inventory” or “fixtures,” all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the “Personal Property Collateral”) to secure the obligations of Trustor under the Note and Loan Documents and all other Secured Obligations. In addition to its rights hereunder or otherwise, Beneficiary shall have all of the rights of a secured party under the Arizona Uniform Commercial Code, as in effect from time to time, or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law.

THE PARTIES WHICH COMPRISE TRUSTOR HEREBY REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE THAT (A) THIS DEED OF TRUST IS NOT GRANTED IN CONNECTION WITH A PURCHASE MONEY LOAN OF RESIDENTIAL PROPERTY, NOR IS IT GRANTED IN CONNECTION WITH A REFINANCE OF A RESIDENTIAL PURCHASE MONEY LOAN, BUT RATHER IS GRANTED IN CONNECTION WITH A COMMERCIAL FINANCE TRANSACTION, THE PROCEEDS OF WHICH TRUSTOR INTENDS TO USE FOR COMMERCIAL PURPOSES; (B) THE TRUSTOR HEREBY AGREES AND STIPULATES THAT THE ANTI-DEFICIENCY PROTECTIONS SET FORTH IN A.R.S. § 33-814(G) ARE NOT APPLICABLE WITH RESPECT TO THIS LOAN; (C) TO THE EXTENT IT IS DETERMINED THAT A.R.S. § 33-814(G) DOES APPLY TO THE SUBJECT LOAN, THIS DEED OF TRUST AND/OR THE PROPERTY PLEDGED HEREUNDER, THE TRUSTOR HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO ANY ANTI-DEFICIENCY PROTECTION AFFORDED BY SUCH STATUTE IN CONSIDERATION FOR THE FINANCIAL ACCOMMODATIONS MADE HEREIN BY BENEFICIARY; (D) THE GRANT OF THIS DEED OF TRUST INCLUDES ALL PARCELS CONTAINED WITHIN THE LEGAL DESCRIPTION ATTACHED AS EXHIBIT A, TOGETHER WITH ALL IMPROVEMENTS, NOW EXISTING OR HEREAFTER TO BE ERECTED OR LOCATED ON SAID PARCELS; (E) THIS DEED OF TRUST IS INTENDED TO CREATE AND SHALL REMAIN A FIRST PRIORITY LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING AGAINST ALL SUCH PARCELS, TOGETHER WITH ANY AND ALL IMPROVEMENTS PLACED OR ERECTED THEREON, TO SECURE FULL PAYMENT AND PERFORMANCE OF ALL SECURED OBLIGATIONS ARISING UNDER THE NOTE AND RELATED LOAN DOCUMENTS.

SPECIFICALLY, THIS INSTRUMENT IS GRANTED FOR THE PURPOSE OF SECURING (ALL OF THE MATTERS IN CLAUSES (1) THROUGH (6) BELOW, COLLECTIVELY, THE “SECURED OBLIGATIONS”):

(1) Full and timely payment of the principal sum of $1,620,000.00, plus accrued interest and any additional fees, costs or expenses due and owing to Beneficiary pursuant to the terms of the Note or any of the related Loan Documents.

Payment of such additional sums with interest thereon (a) as may be hereafter advanced by Beneficiary pursuant to the Note or this Instrument (collectively, “Future Advances”); and (b) as may be incurred, paid out, or advanced by Beneficiary, or may otherwise be due to Trustee or Beneficiary under any provision of this Instrument.

(2) Performance of each agreement of Trustor contained herein or incorporated herein by reference or contained in the Note and/or any other agreements or covenants executed by Trustor relating to the loan secured hereby (collectively, the “Loan Documents”).

(3) Performance by Trustor of each and every monetary obligation to be performed by Trustor under any recorded covenants, conditions and restrictions pertaining to the Property; provided, however, that performance of any of the foregoing by a tenant of all or part of the Real Property shall be permitted and acceptable hereunder.

(4) Reserved.

(5) Performance of all agreements of Borrower and/or Trustor to pay fees and charges to Beneficiary relating to the Loan secured hereby or arising under any of the Loan Documents.

(6) Payment of all charges, as allowed by law when such charges are made, for any statement issued by Beneficiary regarding the obligations secured hereby.

Trustor covenants that Trustor is lawfully seized of the estate hereby conveyed and has the right to grant, convey, transfer and assign the Property to Trustee and that Trustor will warrant and defend generally the title to the Property against all claims and demands.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR COVENANTS AND AGREES AS FOLLOWS:

1. Payment of Principal, Interest, Prepayment Charges, and Late Charges. Trustor shall pay or cause to be paid when due the principal of, and interest on, the debt evidenced by the Note and any prepayment charges and late charges due under the Note or the other Loan Documents. Following the occurrence of an Event of Default, if requested by Beneficiary, in writing, Trustor shall also pay funds for Escrow Items pursuant to Section 2. Payments due under the Note and this Security Instrument shall be made in U.S. currency. If any check or other instrument received by Beneficiary as payment under the Note or this Security Instrument is returned to Beneficiary unpaid, Beneficiary may require that any or all subsequent payments due under the Note and this Security Instrument be made in one or more of the following forms, as selected by Beneficiary; (a) cash; (b) money order; (c) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; or (d) Electronic Funds Transfer.

Payments are deemed received by Beneficiary when received at the location designated in the Note or at such other location as may be designated by Beneficiary in accordance with the notice provisions in Section 26 hereof. Beneficiary may return any payment or partial payment if the payment or partial payments are insufficient to bring the Loan current. Beneficiary may accept any payment or partial payment insufficient to bring the Loan current, without waiver of any rights hereunder or prejudice to its rights to refuse such payment or partial payments in the future, but Beneficiary is not obligated to apply such payments at the time such payments are accepted. Beneficiary may hold such unapplied funds, without interest, until Borrower and/or Trustor makes payment to bring the Loan current. If Borrower and/or Trustor do not do so within a reasonable period of time, Beneficiary shall either apply such funds or return them to Trustor. If not applied earlier, such funds will be applied to the outstanding principal balance under the Note immediately prior to foreclosure. No offset or claim which Trustor might have now or in the future against Beneficiary shall relieve Trustor from making payments due under the Note and this Security Instrument as and when due or performing the covenants and agreements secured by this Security Instrument.

2. Funds for Escrow Items. Following the occurrence of of an Event of Default, if requested by Beneficiary, in writing, Trustor shall pay, or cause to be paid, to Beneficiary on the day Periodic Payments are due under the Note, until the Note is paid in full, a sum (the “Funds”) to provide for payment of amounts due for: (a) any real or personal property taxes and assessments and other items which can attain priority over this Security Instrument as a lien or encumbrance on all or any portion of the Property; (b) [reserved]; (c) premiums for any and all insurance required by Beneficiary under this Instrument or any of the Loan Documents. These items are called “Escrow Items.” Following the occurrence of an Event of Default, Beneficiary may require that any community association dues, fees, and assessments, if any, be escrowed by Trustor, and such dues, fees and assessments shall be an Escrow Item. Trustor shall promptly furnish to Beneficiary all notices of amounts to be paid under this Section. Trustor shall pay Beneficiary the Funds for Escrow Items unless Beneficiary waives Trustor’s obligation to pay the funds for any or all Escrow Items. Upon the funding of the Loan, Beneficiary has agreed to waive Trustor’s obligation to pay to Beneficiary Funds for Escrow Items; however, Beneficiary reserves the right to require payment of Funds for Escrow Items following the occurrence of an Event of Default. As such, Trustor shall pay directly, when and where payable, the amounts due for any Escrow Items for which payment of Funds has been waived by Beneficiary and, if Beneficiary requires, shall furnish to Beneficiary receipts evidencing such payment within such time period as Beneficiary may require. Trustor’s obligation to make such payments and to provide receipts shall for all purposes be deemed to be a covenant and ongoing obligation of Trustor under this Security Instrument. If Trustor is obligated to pay Escrow Items directly, and Trustor fails to pay the amount due for an Escrow Item, Beneficiary may exercise its rights under Section 8 and pay such amount and Trustor shall then be obligated under Section 8 to repay to Beneficiary any such amount together with accrued interest thereon. Beneficiary may revoke the waiver as to any or all Escrow Items following the occurrence of an Event of Default by a notice given in accordance with Section 26 and, upon such revocation, Trustor shall pay to Beneficiary all Funds, and in such amounts, that are then required under this Section 2. If Beneficiary requires Trustor to deposit Funds for any Escrow Items, Beneficiary will provide Borrower with proof of payment when made by Beneficiary.

If requested and collected by Beneficiary, the Funds shall be held in an institution whose deposits are insured by a federal agency, instrumentality, or entity (including Beneficiary, if Beneficiary is an institution whose deposits are so insured) or in any Federal Home Loan Bank. Beneficiary shall apply the Funds to pay the Escrow Items no later than the time specified under RESPA. Beneficiary shall not charge Trustor for holding and applying the Funds, annually analyzing the escrow account, or verifying the Escrow Items, unless Beneficiary pays Trustor interest on the Funds and applicable law permits Beneficiary to make such a charge. Unless an agreement is made in writing or applicable law requires interest to be paid on the Funds, Beneficiary shall not be required to pay Trustor any interest or earnings on the Funds. Trustor and Beneficiary can agree in writing, however, that interest shall be paid on the Funds. Beneficiary shall give to Trustor, without charge, an annual accounting of the Funds as required by RESPA. If there is a surplus of Funds held in escrow, as defined under RESPA, Beneficiary shall account to Trustor for the excess funds in accordance with RESPA. If there is a shortage of funds held in escrow, as defined under RESPA, Beneficiary shall notify Trustor as required by RESPA, and Trustor shall pay to Beneficiary the amount necessary to make up the shortage in accordance with RESPA, but in no more than 12 monthly payments.

Upon payment in full of all sums secured by this Security Instrument, Beneficiary shall promptly refund to Trustor any Funds held by Beneficiary.

3. Application of Payments. Unless applicable law requires otherwise, all payments received by Beneficiary from Borrower and/or Trustor under the Note or this Instrument shall be applied by Beneficiary in the order of priority determined by Beneficiary in its sole discretion.

4. Charges: Liens. Trustor shall promptly pay when due all taxes, assessments, and other governmental and quasi-governmental impositions attributable to the Property in the manner provided under Section 2 hereof or, if not paid in such manner due to a waiver by Beneficiary, by Trustor making payment, when due, directly to the appropriate payee thereof, or in such other manner as Beneficiary may designate in writing. Trustor shall promptly furnish to Beneficiary all notices of amounts due under this section and, in the event Trustor shall make payment directly, Trustor shall promptly furnish to Beneficiary receipts evidencing such payments. Trustor shall promptly discharge any lien which has, or may have, priority over or equal with, the lien of this Instrument and Trustor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with all or any portion of the Property.

5. Hazard Insurance. Trustor shall keep the Property and all Improvements now existing or hereafter erected on the Property insured at all times, by insurance carriers satisfactory to Beneficiary, against loss covered under “Owner’s Risk Insurance” and by fire and such other hazards, casualties, liabilities and contingencies as Beneficiary shall reasonably require, which may include, among other things, flood, tornado or similar environmental damage, and in such amounts as specified below and for such periods as Beneficiary shall require, but in any event not less than an amount which will comply with any coinsurance clause and not less than 100% of the actual cash replacement value of the Property. Trustor shall also obtain and provide Beneficiary with evidence of commercial general liability coverage (standard Insurance Services Office form(s) or equivalent, including blanket contractual liability coverage insuring indemnity liability) in a combined single limit amount of not less than $1,000,000.00, insuring against loss arising from or caused directly or indirectly by the condition, use or ownership of the Property and any abutting streets, sidewalks and passageways, in amounts and issued by companies approved by Beneficiary, which liability policies shall name Beneficiary as an additional insured. The general liability coverage to be maintained by Trustor shall be primary and not excess over any other valid or collectible insurance available to Beneficiary and, to the extent required by any such policy (including any applicable “additional insured” terms), this provision constitutes a specific contractual requirement that such coverage be primary. All premiums on insurance policies shall be paid by Trustor making payment when due directly to the carrier, or in such other manner as Beneficiary may designate in writing. All insurance policies and renewals thereof shall be in a form acceptable to Beneficiary and shall include a standard mortgagee loss payable clause in favor of and in form acceptable to Beneficiary. Beneficiary shall have the right to hold copies of the policies, and Trustor shall promptly furnish to Beneficiary all renewal notices and all receipts of paid premiums on or before the expiration date of a policy, together with a copy of the renewal of such policy in form and coverages as set forth above.

During the course of any construction or restoration of the Improvements, to the extent applicable, the following coverages shall also be required: comprehensive public liability insurance in the amount of not less than One Million Dollars ($1,000,000.00) on an “occurrence basis” against claims for personal injury including, without limitation, bodily injury, death, or property damage occurring on, in, or about the Property and the adjoining streets, sidewalks, and passageways, such insurance to afford immediate minimum protection to a limit satisfactory to Beneficiary with respect to personal injury or death to any one or more persons or damage to property; worker’s compensation insurance (including employer’s liability insurance, if requested by Beneficiary) for all employees of Trustor engaged on or with respect to the Property in such amount as is satisfactory to Beneficiary, or, if such amounts are established by law, in such amounts; builder’s completed value risk insurance against “all risks of physical loss,” including collapse and transit coverage, during construction of the Improvements, in non-reporting form, covering the total value of work performed and equipment, supplies, and materials furnished; and such other coverages that Beneficiary may require.

In the event of any loss covered by any insurance policies in an amount of $100,000 or more, Trustor shall give immediate written notice to the insurance carrier and to Beneficiary. Trustor hereby authorizes and empowers Beneficiary (at Beneficiary’s option if there then exists an uncured default under this Instrument) as attorney-in-fact for Trustor to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Beneficiary’s expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph shall require Beneficiary to incur any expense or take any action hereunder, and Beneficiary shall not have any liability resulting from its failure to take any such action, all claims with respect to any such liability being hereby waived by Trustor. If an Event of Default then exists, all insurance proceeds shall be paid by the insurance company to Beneficiary to be held and disbursed in accordance with this Section 5. If an Event of Default then exists, Trustor further authorizes Beneficiary, and Beneficiary agrees, (a) to hold the balance of such proceeds to be used to pay for the cost of reconstruction or repair of the Property, or (b) if the proceeds are insufficient to repair or reconstruct the Improvements in the manner required by the next subparagraph, and if Trustor is unable or unwilling to personally fund the shortfall, to apply the balance of such proceeds to the payment of the sums secured by this Instrument, whether or not then due, in the order of application set forth in Section 3 hereof, or (c) if an Event of Default exists under this Instrument or any of the Loan Documents, Beneficiary shall be entitled to retain the proceeds and apply the same in the order as provided in Section 3.

If the insurance proceeds are initially held by Beneficiary and disbursed to Trustor or contractors for the cost of restoration and repair of all or any portion of the Property, the damaged portion of the Property shall be restored to the equivalent of its condition immediately prior to the loss or such other condition as Beneficiary may approve in writing, provided that Beneficiary’s approved condition does not cost more to restore than would have been the cost to restore the Property to the equivalent of its condition immediately prior to the loss. Beneficiary may, at Beneficiary’s option, condition disbursement of said proceeds on Beneficiary’s approval of such plans and specifications of an architect satisfactory to Beneficiary, contractor’s cost estimates, architect’s certificate, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Beneficiary may reasonably require. If all or any portion of the Property is sold pursuant to the terms of this Instrument, or if Beneficiary otherwise acquires title to the Property (including without limitation through a conveyance in lieu of foreclosure), Beneficiary thereupon shall also be deemed to have acquired exclusively all of the right, title and interest of Trustor in and to any insurance policies and unearned premiums thereon and in and to any insurance proceeds resulting from or which may be payable as a consequence of any damage to the Property prior to such sale or acquisition.

6. Preservation and Maintenance of Property. Trustor (a) shall not commit waste or permit any material physical deterioration of any portion of the Property; (b) shall not abandon any portion of the Property; (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its pre-loss condition, or such other condition as Beneficiary may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair; (d) shall keep the Property, including Improvements, fixtures, equipment, machinery and appliances therein, in good condition and repair, and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good working condition and repair; (e) shall comply with all applicable laws, ordinances, regulations and requirements of any governmental body applicable to the Property; (f) shall generally operate and maintain the Property in a safe and sound manner; and (h) shall give notice in writing to Beneficiary of and, unless otherwise directed in writing by Beneficiary, appear in and defend any action or proceeding purporting to affect the Property or Trustor’s right, title and interest therein, the security of this Instrument or the rights or powers of Beneficiary hereunder. Except as permitted pursuant to the Loan Agreement, neither Trustor nor any other person shall remove, demolish or alter any Improvements now existing or hereafter erected on any portion of the Property, or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of such fixtures, equipment, machinery and appliances with items of like or better kind, each of which shall be owned free and clear by Trustor.

7. Use of Property. Unless required by applicable law or unless Beneficiary has granted its prior written consent, which may be withheld by Beneficiary in its sole discretion, Trustor shall use the Property only for commercial purposes. Trustor shall not initiate or acquiesce in a change in the zoning classification of any portion of the Property without Beneficiary’s prior written consent. Trustor shall not violate nor shall Trustor permit, suffer or authorize the breach or violation of the terms of any easements, covenants, or restrictions of record upon or affecting the Property or the material terms of any insurance policies covering the Property or any portion thereof. Trustor will not conduct, permit, or authorize the generation, storage, treatment, or disposal of any friable asbestos, hazardous waste, or toxic substance on or in a location that will adversely affect the Property and shall promptly provide Beneficiary written notice of (i) its obtaining knowledge of any release of any hazardous substance or toxic material or oil at or from any portion of the Property or any other site owned, occupied, or operated by Trustor or by any person for whose conduct Trustor is responsible or whose liability may result in a lien against any portion of the Property; (ii) Trustor’s receipt of any notice to such effect from any federal, state, or other governmental authority; and (iii) any liability or claims asserted by such governmental authority in connection with the assessment, containment, or removal of any hazardous substance or toxic material or oil, the cost of which Trustor may be liable for, or for which expense a lien may be imposed on or against any portion of the Property. “Trustor,” as that term is used herein, shall include Trustor’s successors, permitted assigns, agents, employees, directors, shareholders, officers, members and managers.

8. Protection of Beneficiary’s Security. If Trustor fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects all or any portion of the Property or title thereto or the interest of Beneficiary therein, including, but not limited to, eminent domain, insolvency, building code enforcement, or arrangements or proceedings involving a bankruptcy or decedent, then Beneficiary, at Beneficiary’s option, may make such appearances, disburse such sums and take such action as Beneficiary deems necessary, in its sole discretion, to protect Beneficiary’s interest, including, but not limited to (a) paying any sums secured by any undisclosed lien deemed to have priority over this Instrument, (b) court fees, (c) payment and disbursement of attorneys’ fees to protect Beneficiary’s interest in the Property and/or rights under this Instrument, (d) entry upon the Property to make repairs or otherwise to protect the same as security for the Secured Obligations, and (e) procurement of satisfactory insurance as provided in this Instrument.

Any amounts disbursed by Beneficiary pursuant to this Section 8 shall become additional indebtedness of Borrower and/or Trustor and shall be secured by this Instrument. Unless Trustor and Beneficiary agree to other terms of payment, such amounts shall be immediately due and payable upon demand and shall bear interest from the date of disbursement at the default rate as provided in the Note unless collection from Trustor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Trustor under applicable law. Trustor hereby covenants and agrees that Beneficiary shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by any advances made by Beneficiary hereunder. The foregoing notwithstanding, nothing contained in this Section 8 shall require Beneficiary to incur any expense or take any action hereunder, and Beneficiary shall not incur any liability for either (i) failing to appear in any such proceedings or (ii) if Beneficiary does appear in any such proceedings, for failing to prosecute the matter to conclusion or for any errors in judgment made by Beneficiary in good faith.

9. No Other Liens. Trustor shall not, without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any other deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering all or any portion of the Property, whether senior or junior to the lien of this Instrument. Except as described in the Ground Lease, Trustor shall own all parts of the Property and will not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Beneficiary. If Beneficiary consents, in its sole discretion, to the voluntary grant by Trustor of any other deed of trust, lien, security interest, or other encumbrance (hereinafter called a “Subordinate Lien”) covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Lien, any such Subordinate Lien shall contain (or alternatively, shall be deemed to contain, as a result of the public notice provided through the recordation of this Instrument) express covenants to the effect that: (1) the Subordinate Lien is unconditionally subordinate to this Deed of Trust and all Leases (hereinafter defined); (2) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Lien, no tenant of any of the Leases (hereinafter defined) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Beneficiary; (3) Rents (hereinafter defined), if collected by or for the holder of the Subordinate Lien, shall be applied first to the payment of the Secured Obligations then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Beneficiary may determine, prior to being applied to any indebtedness secured by the Subordinate Lien; (4) written notice of default under the Subordinate Lien and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Lien or to seek the appointment of a receiver for all or any part of the Property shall be given to Beneficiary with or immediately after the occurrence of any such default or commencement; and (5) neither the holder of the Subordinate Lien, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Trustor’s rights hereunder without the prior written consent of Beneficiary. As a condition to the creation of a Subordinate Lien, if requested by Beneficiary, the holder of the Subordinate Lien shall enter into a subordination agreement with, and in form and substance satisfactory to, Beneficiary, and any failure to do so shall cause the Subordinate Lien to be void ab initio.

10. Inspection; Appraisal Rights. Beneficiary may make or cause to be made reasonable entries upon and inspections of all or any portion of the Property at any time at Beneficiary’s option with reasonable notice, subject to the rights of any tenants in possession of any portion of the Property. Beneficiary shall have the right to cause the Property to be appraised on the terms and conditions set forth in Section 2.11 of the Loan Agreement.

11. Books, Records and Financial Reports. Intentionally Omitted.

12. Condemnation. Trustor shall promptly notify Beneficiary of any action or proceeding relating to any condemnation or other taking, whether direct or indirect or whether by eminent domain or otherwise, of all or any portion of the Property, and Trustor shall appear in, defend and/or prosecute any such action or proceeding unless otherwise directed by Beneficiary in writing. If an Event of Default exists, or Beneficiary has justifiable cause to assert that Trustor is not sufficiently defending against a condemnation proceeding or other taking, then Trustor authorizes Beneficiary, at Beneficiary’s option, as attorney-in-fact for Trustor, to commence, appear in and prosecute in Beneficiary’s or Trustor’s name, any action or proceeding relating to any such condemnation or other taking of the Property, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any such condemnation or other taking of the Property, or part thereof, or for conveyances in lieu of condemnation, are first to be used to reimburse Beneficiary for any out of pocket expenses incurred, then to restore the Property or otherwise make it commercially usable, then to reimburse Trustor for its out of pocket expenses incurred, and the balance of proceeds if any are hereby assigned to and shall be paid to Beneficiary and applied against amounts due and owing under the Loan Documents as provided herein. Trustor agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Beneficiary may require.

13. Trustor and Lien Not Released. From time to time, Beneficiary may, at Beneficiary’s option, without giving notice to or obtaining the consent of Trustor, Trustor’s successors or assigns or of any junior lienholder or guarantors, without liability on Beneficiary’s part and notwithstanding Trustor’s breach of any covenant or agreement of Trustor in this Instrument, extend the time for payment or performance of the Secured Obligations or any part thereof, reduce the payments thereon, release any other persons secondarily or otherwise liable on any of the Secured Obligations, accept a renewal note or notes therefor, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or modified plat of any portion of the Property, consent to the granting of any easement, join in any extension or subordination agreement, or agree in writing with Trustor to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by Beneficiary pursuant to the terms of this Section shall not affect the obligation of Trustor or Trustor’s successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Trustor contained herein, and shall not affect the lien, or priority of lien, hereof on the Property. Trustor shall pay Beneficiary a reasonable service charge, together with such title insurance premiums and reasonable attorneys’ fees as may be incurred at Beneficiary’s option, for any such action if taken at Trustor’s request.

14. Forbearance by Beneficiary Not a Waiver. No waiver by Beneficiary of any right under this Instrument shall be effective unless expressed in writing and executed by Beneficiary. Waiver by Beneficiary of any right granted to Beneficiary under this Instrument or of any provision of this Instrument as to any transaction or occurrence shall not be deemed a waiver as to any future transaction or occurrence. By accepting payment of any sum secured hereby after its due date or by making any payment or performing any act on behalf of Trustor that Trustor was obligated hereunder but failed to make or perform, or by adding any payment so made by Beneficiary to the indebtedness secured hereby, Beneficiary does not waive its right to require prompt payment when due of all sums so secured or to require prompt performance of all other acts required hereunder, or to declare a default for failure so to pay or perform.

15. Assignment of Leases. Trustor hereby absolutely and unconditionally assigns, sells, transfers, and conveys to Beneficiary all of its right, title, and interest in, to, and under all leases, subleases, licenses, concessions, occupancy agreements, or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Property, whether now existing or hereafter arising (collectively, the “Leases”), and all of its right, title, and interest in, to, and under all of the rents, revenues, royalties, income, proceeds, profits, security, and other types of deposits, and other benefits paid or payable by parties to the Leases other than Trustor for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying the Property or any portion thereof (collectively, the “Rents”). This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and shall be continuing, Trustor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect the Rents and to hold the Rents in trust for use in the payment and performance of the Secured Obligations. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and shall be continuing. Upon the occurrence of and during the continuation of an Event of Default, whether or not legal proceedings have commenced, and without regard to the adequacy of the security for the Secured Obligations or the solvency of Trustor, the license herein granted shall immediately and automatically be revoked, without notice by Beneficiary (any such notice being hereby expressly waived by Trustor), whether or not Beneficiary takes control of the Property. While any Event of Default exists, Beneficiary shall be entitled to (a) notify any person that the Leases have been assigned to Beneficiary and that the Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure (which term shall include the exercise of the private power of sale hereunder) or taken possession of the Property; (b) settle, compromise, release, extend the time for payment of, and make allowances, adjustments, and discounts of the Rents or other obligations under the Leases; (c) enforce payment of the Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to the Rents and the Leases; (d) enter upon, take possession of, and operate the Property; (e) lease all or any part of the Property; and/or (f) perform any and all obligations of Trustor under the Leases and exercise any and all rights of Trustor therein contained to the full extent of Trustor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. Trustor hereby irrevocably authorizes and directs each tenant under any Lease to rely upon any written notice of an Event of Default sent by Beneficiary to any such tenant, and thereafter to pay the Rents to Beneficiary, without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Trustor, who shall have no right or claim against any such tenant for any of the Rents so paid to Beneficiary.

16. Covenants, Representations and Warranties Concerning Leases and Rents. Trustor covenants, represents and warrants that: (a) Trustor has good title to, and is the owner of the entire landlord’s interest in, the Leases and Rents; (b) Beneficiary has been provided a complete and legible copy of all Leases, and all Leases are valid and enforceable, in full force and effect, and are unmodified except as stated therein; (c) neither Trustor nor, to Trustor’s knowledge, any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any bankruptcy, insolvency or similar proceeding; (d) no Rents or Leases have been nor will they be assigned, mortgaged, pledged or otherwise encumbered and no other person has or will acquire any right, title or interest in such Rents or Leases; (e) no Rents have been waived, released, discounted, set off or compromised; (f) except as stated in the Leases, Trustor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (g) Trustor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is prudent under the circumstances; (h) Trustor will not, without the prior written consent of Beneficiary, enter into any Lease for any portion of the Property that is materially different than the form of the Leases provided to Beneficiary as of the date of this Instrument; (i) Trustor shall not, without the prior written consent of Beneficiary, waive, discount, set off, or compromise any Rent, reduce any Lease term, approve or consent to an assignment of any Lease to any person other than Beneficiary, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (j) deleted (k) Trustor will not execute any Lease except in accordance with the Loan Documents and for actual occupancy by the tenant thereunder; (1) Trustor shall give prompt written notice to Beneficiary, as soon as Trustor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of a Lease, or constructive eviction, and Trustor shall defend, at Trustor’s expense, any proceeding pertaining to any Lease, including, if Beneficiary so requests, any such proceeding to which Beneficiary is a party; (m) Trustor shall, as often as requested by Beneficiary, within ten (10) days of each request, deliver to Beneficiary a complete rent roll of the Property in such detail as Beneficiary may require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to Trustor, and shall deliver to such of the tenants and others obligated under the Leases as may be specified by Beneficiary written notice of the assignment granted in this Section, in form and content satisfactory to Beneficiary; (n) promptly upon request by Beneficiary, Trustor shall deliver to Beneficiary executed originals of all Leases and copies of all records relating thereto; and (o) there shall be no merger of the leasehold estates created by the Leases, with the fee estate of the Property without the prior written consent of Beneficiary.

17. Estoppel Certificates; Subordination and Attornment Agreements. All Leases shall require the tenant to execute and deliver to Beneficiary written estoppel certificates within ten (10) days after any written request by Beneficiary, or a Subordination and Attornment Agreement, in form and substance acceptable to Beneficiary, and Trustor shall be obligated to cooperate and shall take any action necessary to obtain such documents for the benefit of Beneficiary.

18. No Liability to Beneficiary. Beneficiary’s acceptance of the assignment of Leases and Rents hereunder shall not be deemed to establish or constitute Beneficiary as a “mortgagee in possession,” nor obligate Beneficiary to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability of Trustor under any Lease, or assume any obligation for any deposit delivered to Trustor by any tenant. Beneficiary shall not be liable for any injury or damage to any person or property in or about all or any portion of the Property, or for Beneficiary’s failure to collect or to exercise diligence in collecting Rents. Neither the assignment of Leases and Rents, nor enforcement of Beneficiary’s rights regarding Leases and Rents (including collection of Rents), nor possession or control of the Property by Beneficiary, nor Beneficiary’s consent to or approval of any Lease (nor all of the same), shall render Beneficiary liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option. If Beneficiary seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any Lease. The rights of Beneficiary under this section shall be cumulative of all other rights of Beneficiary under the Loan Documents or otherwise.

19. Uniform Commercial Code Security Agreement. This Instrument is also intended to be a security agreement pursuant to the Uniform Commercial Code for any of the Personal Property Collateral specified herein as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Trustor hereby grants Beneficiary a security interest in all such items, and hereby authorizes Beneficiary to file, with any governmental authority, one or more financing statements in form and content acceptable to Beneficiary. Trustor agrees that Beneficiary may file this Instrument, or a reproduction thereof, in the appropriate records or index for Uniform Commercial Code filings as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. Trustor shall pay or reimburse Beneficiary for all costs of filing such financing statements and any continuations, renewals, amendments and terminations thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Without the prior written consent of Beneficiary, Trustor shall not create or suffer to be created pursuant to the Uniform Commercial Code or otherwise any other security interest in said items, including replacements and additions thereto. Upon Trustor’s breach of any covenant or agreement of Trustor contained in this Instrument, including the covenants to pay when due all sums secured by this Instrument, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code and, at Beneficiary’s option, may also invoke the remedies provided in this Instrument as to such items. In exercising any of said remedies, Beneficiary may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary’s remedies under the Uniform Commercial Code or of the remedies provided elsewhere in this Instrument.

20. Acceleration in Case of Trustor’s Insolvency. If Trustor shall voluntarily file a petition under the United States Bankruptcy Code (hereinafter, the “Code”), as such Code may from time to time be amended, or under any similar successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if any such Trustor shall fail to obtain a vacation or stay of involuntary proceedings brought for the reorganization, dissolution or liquidation of Trustor within sixty (60) days from the filing, or if Trustor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Trustor or Trustor’s property, or if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or if Trustor shall make an assignment for the benefit of Trustor’s creditors, or if there is an attachment, execution or other judicial seizure of any portion of Trustor’s assets and such seizure is not discharged within ten days, then Beneficiary may, at Beneficiary’s option, declare all of the sums secured by this Instrument to be immediately due and payable without prior notice to Trustor, and Beneficiary may invoke any remedies permitted by this Instrument. The foregoing notwithstanding, upon the occurrence of an Event of Default described in Section 22(c) below, all sums secured by this Instrument shall become immediately due and payable without declaration or demand by Beneficiary. Beneficiary shall be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the Code, as amended, on or against the exercise of the rights and remedies otherwise available to Beneficiary and, unless otherwise restricted by applicable law, Trustor hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to such relief. Any attorneys’ fees and other expenses incurred by Beneficiary in connection with Trustor’s bankruptcy, insolvency, or any of the other aforesaid events shall be additional indebtedness of Trustor secured by this Instrument pursuant to the terms hereof.

21. Transfers of the Property or Beneficial Interests in Trustor. Except to the extent such action is expressly authorized in the Loan Documents, if (a) Trustor sells, exchanges, conveys, alienates, assigns, disposes of, encumbers, pledges, or transfers all or any portion of the Property, (b) Trustor executes any agreement, option or contract creating any right to or any equitable interest in the title to all or any portion of the Property, (c) Trustor executes any agreement or contract granting a possessory right in the Property or any part thereof (including, without limiting the generality of the foregoing, outright conveyance, conveyance or alienation by land installment contract or contract for deed, alienation by lease or rental agreement with an option to purchase), or (d) if a Change of Control of Trustor occurs, then at Beneficiary’s option the full amount of the Secured Obligations shall be immediately and automatically due and payable in full, and Beneficiary may invoke any remedies permitted by law, in equity or pursuant to any of the Loan Documents. The conveyance or transfer of Trustor’s interest in the Property or any interest in Trustor as a result of the foreclosure of a subordinate lien or security interest (without in any manner implying the consent of Beneficiary to the creation of any such subordinate lien or security interest) or a transfer by operation of law (except as otherwise provided below) shall constitute a sale or transfer subject to this Section 21.

Should Trustor request that Beneficiary not exercise the right to accelerate the Note and the other indebtedness secured hereby in the event of any Change of Control of Trustor, Beneficiary may withhold consent in its sole and absolute discretion and, if approved, may impose certain conditions as consideration for such agreement not to accelerate. Inasmuch as the Loan evidenced by the Note was based at least in part on the financial responsibility and experience of Trustor, and on the overall loan-to-value ratio based on all of the Property being pledged as security under this Instrument, it is specifically understood and agreed that Beneficiary’s consent may be given or withheld by Beneficiary in the exercise of its sole discretion, and failure to receive such consent prior to any such transfer or conveyance or attempt thereafter shall be deemed a breach hereof and of the Note. Should Beneficiary forbear from accelerating the payment of the Note and the other indebtedness secured hereby by reason of any of the foregoing, the assignee of Trustor shall be deemed to have assumed and agreed to pay the Note and the other Secured Obligations owed to Beneficiary and to be bound by the terms hereof, whether or not the instrument evidencing such sale or transfer expressly so provides, and this covenant shall run with the Property and remain in full force and effect until the Secured Obligations have been paid and performed in full. Upon the occurrence of any of the foregoing events and consent thereto having not been given by Beneficiary, the mere fact of a lapse of time or the acceptance of payments subsequent to any of such events shall not be deemed a waiver of Beneficiary’s right to accelerate the maturity of the Secured Obligations, nor shall Beneficiary be estopped therefrom by virtue of any such delay or lapse of time. Trustor shall be required to notify Beneficiary upon the occurrence of any of the events affecting title as above-described, and failure to do so shall constitute a default hereunder and under the Note. No sale of the Property, assumption or other event specified above and approved by Beneficiary shall operate to release or affect the original liability of Trustor, either in whole or in part, unless Trustor is expressly released in writing by Beneficiary.

22. Events of Default. The occurrence of any one of the following shall be an “Event of Default” under this Instrument. Whenever referenced in this Instrument, an “Event of Default” will not be considered to exist until the expiration of any applicable cure period following notice as provided herein, if any such notice is required.

a. Loan Agreement. An “Event of Default” as defined in the Loan Agreement shall have occurred.

b. Default under other Loan Documents. The occurrence of an Event of Default under any other Loan Document and such default exists after the expiration of any applicable cure period set forth in the applicable Loan Document, if any.

c. Insolvency. Trustor shall file a voluntary petition for relief under any chapter of the federal Bankruptcy Code (or any similar debtor relief laws to which the parties may be subject) or shall make an assignment for the benefit of creditors.

d. Abandonment. Trustor shall have abandoned the Property for a period in excess of ninety (90) days.

23. Acceleration; Remedies.

a. Acceleration and Pursuit of Remedies. Upon any Event of Default, Beneficiary may, at Beneficiary’s option, declare all of the sums secured by this Instrument to be immediately due and payable without further demand, and may invoke the power of sale and other remedies permitted by applicable law or provided herein. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorneys’ fees and costs of documentary evidence, abstracts and title reports.

b. Non-Judicial Foreclosure. During the continuance of an Event of Default, Beneficiary may elect to cause Trustee to exercise the private power of sale hereunder. In such event, then upon the giving of notice of such Event of Default and of the time and place of sale in the manner provided by law, the Property may be sold by Trustee in the manner provided by law under the power of sale conferred hereby. Any sale made by Trustee hereunder may, subject to applicable law, be as an entirety or in such parcels as Beneficiary may request. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Secured Obligations and the expense of executing this trust and of conducting such sale as provided herein, this Instrument and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Trustor shall never have any right to require the sale of less than the whole of the Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. Trustee may, after any request or direction by Beneficiary, sell not only the real property included within the definition of Property, but also any of the Personal Property Collateral and any other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property or to have present or to exhibit at any sale any of the Personal Property Collateral. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or its substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Property has been duly sold and all Secured Obligations have been fully paid or satisfied. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder.

Beneficiary may at any time, for any reason or cause, remove the current Trustee and appoint a successor trustee without conveyance of the Property or the beneficial interest under this Instrument, and upon the recordation of a notice of substitution of trustee with the County Recorder of the county in which the Real Property is situated, such successor Trustee shall succeed to all of the title, power, authority and duties of the original Trustee pursuant to this Instrument and applicable law. If Trustee or his successor or substitute trustee shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

Beneficiary, if it is the highest bidder at any sale, shall have the right to purchase the Property and to have the amount for which such Property is sold credited on the debt then owing.

Trustee shall deliver to the purchaser at any such sale a Trustee’s deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee’s deed shall be prima facie evidence of the truth of the statements made therein. Unless required otherwise under Arizona law, Trustee shall apply the proceeds of the sale in the following order: (i) to all costs and expenses of the sale, including, but not limited to, Trustee’s and attorneys’ fees and costs of title evidence; (ii) to all sums secured by this Instrument in such order as Beneficiary, in Beneficiary’s sole discretion, directs; and (iii) the excess, if any, to the person or persons legally entitled thereto.

In the event of sale, Trustor, its successors and assigns shall immediately upon the completion of the sale, to the extent not prohibited by applicable law, surrender and deliver possession of the Property to the purchaser at such sale. In the event of Trustor’s failure to do so, it shall thereupon from and after the date of such sale be deemed by purchaser, at its option, to be a trespasser or tenant at will on such Property. Purchaser, at its option, shall then be entitled to institute and maintain an action for forcible detainer of such Property in any court of competent jurisdiction in the county in which such Property, or any part thereof, is situated.

c. Foreclosure as Mortgage. This Instrument shall be effective as a mortgage as well as a deed of trust and may be foreclosed as a deed of trust or a mortgage as to any of the Property in any manner permitted by the laws of the State of Arizona.

24. Environmental Matters.

a. Defined Terms. As used in this Section, the following terms shall have the following meanings:

i. “Contaminant” means any pollutants, hazardous or toxic substances or wastes or contaminated materials including but not limited to oil and oil products, asbestos, asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, flammables, explosives, radioactive materials, laboratory wastes, chemicals, elements, compounds or any other materials and substances (including materials, substances or things which are composed of or which have as constituents any of the foregoing substances), which are or may be subject to regulation under, or the Release of which or exposure to which is prohibited, limited or regulated under, any Environmental Law.

ii. “Enforcement Action” means any action, proceeding or investigation (administrative or judicial, civil or criminal) instituted or threatened by U.S. Environmental Protection Agency, or any other federal, state or local governmental agency (collectively “Governmental Authority”) related to any alleged or actual violation of any Environmental Law with respect to the Property and/or any business conducted thereon, and/or Trustor, including, but not limited to, actions seeking Remediation, the imposition or enforcement of liability pursuant to any Environmental Law, and compliance with any Environmental Law. Enforcement Action shall also include any similar actual or threatened action by any private party pursuant to any Environmental Law.

iii. “Environmental Laws” means any and all present and future: federal, state, and local laws, statutes, ordinances, rules, and regulations relating to protection of human health and the environment from Contaminants including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended (CERCLA), 42 USC § 9601 et seq.; the Resource Conservation and Recovery Act, as amended (RCRA), 42 USC § 6901 et seq. the Clean Air Act, as amended, 42 USC § 7401 et seq.; the Federal Water Pollution Control Act, as amended (including but not limited to as amended by the Clean Water Act), 33 USC § 1251 et seq.; the Toxic Substances Control Act, as amended (TSCA), 15 USC § 2601 et seq.; the Emergency Planning and Community Right-to-Know Act (also known as SARA Title III), as amended (EPCRA), 42 USC § 11001 et seq.; the Safe Drinking Water Act, as amended, 42 USC § 300(f) et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended (FIFRA), 7 USC § 136 et seq.; the Occupational Safety and Health Act, as amended (OSHA), 29 USC § 651 et seq.; the Endangered Species Act, as amended, 16 USC § 1531 et seq.; the National Environmental Policy Act, as amended (NEPA), 42 USC § 4321 et seq.; the Rivers and Harbors Act of 1899, 33 USC § 401 et seq.; state and local laws, rules and regulations similar to or addressing similar matters as the foregoing federal laws; laws, rules and regulations governing underground or above-ground storage tanks; laws, rules and regulations imposing liens for response costs or costs of other Remediation, whether or not those liens have a higher priority than existing liens; laws, rules and regulations conditioning the transfer of property upon a form of negative declaration or other approval of a Governmental Authority of the environmental condition of a property; laws, rules and regulations requiring the disclosure of conditions relating to Contaminants in connection with transfer of title to or interest in the Property or any portion thereof; laws, rules and regulations requiring notifying of any governmental entity with regard to a Release of any Contaminant; conditions or requirements imposed in connection with any permits; government orders and demands and judicial orders pursuant to any of the foregoing; laws, rules and regulations relating to the Release, use, treatment, storage, disposal, transportation, transfer, generation, processing, production, refining, control, management, or handling of Contaminants; and any and all other laws, rules, regulations, guidance, guidelines and common law of any governmental entity relating to the protection of human health or the environment from Contaminants

iv. “Release” means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Contaminant. “Remediation” means any response, remedial or removal action pursuant to CERCLA; any corrective action pursuant to RCRA; any other actions required, authorized or ordered under any Environmental Law with regard to cleanup, removal, response, detoxification or other remediation of any Contaminant; any actions to prevent, cure or mitigate a Release or threatened Release of any Contaminant; any action necessary or appropriate to comply with any Environmental Law; any action necessary or appropriate to obtain or comply with permits needed for the operation of the Property or any portion thereof for its intended purpose, including but not limited to: any investigation, monitoring, assessment, testing, sampling, laboratory or other analysis, or evaluation, relating to any such response, remedial, removal, corrective or other cleanup action or relating to any Release or threatened Release of any Contaminant; other actions ordered or otherwise required pursuant to any other provision of any other Environmental Law; any other response, remedial or removal action the liability for which may be imposed pursuant to CERCLA § 107(a) (42 USC § 9607(a)) whether such liability is to a Governmental Authority or a private party.

b. Environmental Indemnity. To the fullest extent permitted by law, Trustor agrees to defend, indemnify, protect, release and hold harmless Beneficiary (whether as Beneficiary, a mortgagee in possession, as a successor in interest to Trustor by virtue of foreclosure of this Instrument, exercise of the private power of sale or otherwise, as owner or operator of the Property or in any other capacity), its affiliates, parents, subsidiaries, parties to whom Beneficiary sells loan participations (if applicable), the successors and assigns of each of the foregoing, and its and their directors, officers, shareholders, members, managers, employees, attorneys, representatives, and agents (collectively, the “Indemnified Parties” or singularly an “Indemnified Party”) for, from and against any and all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, liabilities (including strict liabilities), fines, penalties, charges, fees, attorneys’ fees and costs, engineers’ fees, environmental consultants’ fees and investigation costs, costs of Remediation (whether or not performed voluntarily), and any other expenses (including expenses incurred in enforcing this indemnity), judgments, awards, amounts paid in settlement, punitive damages, and foreseeable and unforeseeable consequential damages (collectively, “Losses”) incurred by or threatened against Beneficiary or any other Indemnified Party arising directly or indirectly out of, or in any way related to:

i. Any past, present or threatened violations of any Environmental Laws in connection with all or any portion of the Property or operations thereon, including but not limited to any failure by Trustor or other users of the Property to comply with any Enforcement Action or any Environmental Law;

ii. Any actions necessary or appropriate to comply with any Environmental Law in any way connected with the Property;

iii. The presence of any Contaminant in, on or under all or any portion of the Property including, but not limited to, the use, treatment, storage, disposal, transportation, transfer, generation, processing, production, refining, control, management or handling of Contaminants in any way connected with the Property, but excluding the presence of de minimis amounts of Contaminants being used and handled in compliance with all Environmental Laws;

iv. Any Remediation in any way connected with all or any portion of the Property;

v. Any breach of Trustor’s covenants or any breach or misrepresentation of Trustor’s representations and warranties in this Instrument or the other Loan Documents relating to compliance by either Trustor or the Property with all Environmental Laws and any Enforcement Actions;

vi. Any loss of priority of Beneficiary’s title to (or lien on) all or any portion of the Property directly or indirectly arising out of or in any way relating to any of the foregoing or any imposition of any lien or other encumbrance on title to the Property pursuant to any Environmental Law or indirectly arising out of or in any way relating to any of the foregoing;

vii. Any personal injury, wrongful death, or property damage arising under any statutory or common law tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance on or for conducting an abnormally dangerous activity on all or any portion of the Property.

Trustor understands, acknowledges and agrees that its liabilities to Beneficiary pursuant to this indemnity shall be binding upon Trustor regardless of whether conditions described in this Section 24 resulted from acts or omissions of Trustor, its predecessors in interest, or any other person or from circumstances (whether or not on the Property) which occurred or existed prior to the date hereof or at any time during the period of Trustor’s ownership and control of the Property. Except as set forth below, Trustor’s liability hereunder shall survive and continue beyond foreclosure of this Instrument, the acceptance of any deed in lieu of foreclosure, the payoff or discharge of the Note, and the release of this Instrument and the other Loan Documents. Trustor’s liability under this indemnity is not limited to or by the amount of the Loan.

Notwithstanding the foregoing, (1) Trustor shall not be required to indemnify any Indemnified Party (A) with respect to any Losses arising out of such Indemnified Party’s gross negligence or willful misconduct, or (B) with respect to events occurring subsequent to the date, if any, that Beneficiary takes actual possession of the Property pursuant to its remedial rights under the Loan Documents, and (2) upon full satisfaction of all of the conditions precedent set forth below, the indemnity obligations of Indemnitors pursuant to this Section 24 shall terminate. Such conditions precedent are as follows:

(w) The Loan shall have been repaid in full and in accordance with its terms (the “Repayment Date”) rather than through the exercise of any rights and remedies (including, without limitation, foreclosure, trustee’s sale or actions on promissory notes, guaranties or other obligations);

(x) Two years have elapsed from the Repayment Date (the date when said two years have elapsed is hereinafter referred to as the “Termination Date”);

(y) Beneficiary has not received notice of any claim under any Environmental Law that has not been fully satisfied or settled to Beneficiary’s satisfaction on or before the Termination Date; and

(z) Within 60 days prior to the Repayment Date, Trustor shall have delivered to Beneficiary a current environmental report, prepared by a qualified environmental engineer or other expert acceptable to Beneficiary, stating, to Beneficiary’s reasonable satisfaction, that there are no Contaminants in concentrations or of a nature or type that would violate Environmental Laws, in, on, around or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property.

c. Covenants, Representations and Warranties. Trustor covenants, represents and warrants to Beneficiary that:

i. To the best of Trustor’s knowledge and belief, the Property is free of any Contaminants and neither Trustor nor any other person (including but not limited to prior owners, occupiers and tenants) has ever caused or permitted any Contaminant to be manufactured, placed, generated, stored, held, transferred, processed, produced, transported or disposed on, at, through or under the Property nor any property adjacent thereto has even been used (whether by Trustor or, to the best knowledge of Trustor, by any other person) as a location for the manufacture, placement, storage, location or disposal of any Contaminants, other than the presence of de minimis amounts of Contaminants being used and handled in compliance with all Environmental Laws.

ii. To the best of Trustor’s knowledge and belief, no lien has ever been or is currently attached to any revenues or any real or personal property owned by Trustor (including but not limited to the Property) as a result of any Governmental Authority expending monies as a result of any alleged Release or the existence of any Contaminant on or about the Property or any breach by Trustor of any Environmental Laws.

iii. Neither Trustor nor, to the best of Trustor’s knowledge and belief, any other person having any interest in the Property (including but not limited to prior owners, occupants and tenants) has received (or ever received) any notice or advice of any Enforcement Action with respect to the Property.

iv. Trustor will keep the Property and any other real property owned, occupied or operated by Trustor free of any Contaminants (except in de minimis amounts) and in compliance with applicable Environmental Laws.

v. Trustor shall not cause or permit to exist as a result of any intentional or unintentional action or omission on its part or for which it is responsible under applicable Environmental Laws a Release of any Contaminant unless and to the extent such Release is made pursuant to and in compliance with the conditions of a permit issued by all appropriate federal, state and local Governmental Authorities or otherwise in compliance with applicable Environmental Laws.

vi. In the event of any Release of a Contaminant onto all or any portion of the Property or onto any other property owned, occupied or leased by Trustor or for which Trustor is otherwise responsible under applicable Environmental Laws, it shall take reasonable steps under the circumstances to remediate such Release in accordance with all Environmental Laws and the rules and decisions of all appropriate Governmental Authorities having jurisdiction.

25. Remedies Cumulative. Each remedy herein provided shall not be exclusive of any other remedy herein or now or hereafter existing at law or in equity, and each may be exercised concurrently, independently or successively in any order whatsoever, in the discretion of Beneficiary. Every power or remedy hereby given to Trustee or to Beneficiary, or to which either of them may be otherwise entitled, may be exercised from time to time and as often as may be deemed expedient by them, and either of them may pursue inconsistent remedies. If Beneficiary holds any additional security for any of the Secured Obligations, Beneficiary may enforce the sale thereof, at Beneficiary’s option, either before, contemporaneously with, or after the sale is made hereunder, and on any default of Trustor, Beneficiary may, at its option, offset against any indebtedness owed hereunder to it by Trustor the whole or any part of any indebtedness owing by it to Trustor, and Beneficiary is hereby authorized and empowered at its option, without any further obligation to do so, and without affecting the Secured Obligations hereof, to apply towards the payment of any indebtedness secured hereby of Trustor to Beneficiary, any and all sums of money belonging to Trustor which Beneficiary may have in its possession or under its control, including, without limiting the generality of the foregoing, any unapplied Funds held by Beneficiary. No offset by Beneficiary hereunder shall relieve Trustor from paying installments on the Secured Obligations as they become due.

26. Notice. Except for any notice required under applicable law to be given in another manner, all notices and other communications required or permitted under this Instrument shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by reputable overnight courier service, and, if mailed, shall be deemed received on the earlier of the day on which such notice is actually received by the party to whom it is addressed or the third business day after deposit with the US Postal Service, and if sent by overnight courier shall be deemed received on the day on which such notice is actually received by the party to whom it is addressed or the date delivery is refused, as indicated in the records of such courier service. Notice of change of address shall be given by written notice in the manner set forth in this paragraph.

Notices to Trustor shall be addressed to:

ZP RE AZ DYSART

8360 E Raintree Dr. Ste 230

Scottsdale, Arizona 85260

Notices to Beneficiary shall be addressed to:

Private Money Funding, LLC

11216 North 74th Street

Scottsdale, AZ 85260

Notices to Trustee shall be addressed to:

Premier Title Agency

2910 E. Camelback Rd, #100

Phoenix, Arizona 85016

27. Successors and Assigns Bound; Agents. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to the benefit of, the parties hereto and their respective successors and assigns, subject to the provisions of this Instrument. In exercising any rights hereunder or taking any actions provided for herein, Beneficiary may act through its employees, agents or independent contractors as authorized by Beneficiary.

28. Governing Law; Severability. The loan transaction between the parties hereto, the Loan Documents including, but not limited to, this Instrument and the Note, and any other obligation which this Instrument secures, are made pursuant to and shall be construed under and governed by the laws of the United States and the rules and regulations promulgated thereunder, and, with respect to applicable state laws (including laws regarding usury and pursuit of remedies against the Property), by the laws of the State of Arizona and the rules and regulations promulgated thereunder. If any Section, paragraph, clause or provision of this Instrument, the Note or any other notes or obligations secured by this Instrument is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those Sections, paragraphs, clauses or provisions as applied to the specific circumstances in which they were so construed or interpreted and shall not affect (i) the remaining Sections, paragraphs, clauses and provisions of this Instrument or the Note or other notes or obligations secured by this Instrument or (ii) the same Sections, paragraphs, clauses or provisions as applied to different circumstances.

29. Misrepresentation or Nondisclosure. Trustor has made certain written representations, warranties and financial disclosures to Beneficiary in order to induce Beneficiary to fund the Loan evidenced by the Note and, in the event that Trustor has made any material misrepresentations or failed to disclose any material fact resulting in a Pending Default pursuant to Section 5.1 of the Loan Agreement, Beneficiary, at its option and sfollowing expiration of the applicable notice and cure period set forth in Section 5.2 of the Loan Agreement, shall have the right to declare the indebtedness secured by this Instrument, irrespective of the maturity date specified in the Note, immediately due and payable. Trustee, upon presentation to it of a statement of breach signed by Beneficiary setting forth facts showing a default by Trustor under this Section 29, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon in executing Trustee’s duties hereunder.

30. Waiver of Marshalling. Notwithstanding the existence of any other security interests in the Property or in any other property held by Beneficiary or by any other party securing the payment and performance of the Secured Obligations, Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein or in the other Loan Documents. Trustor, any party who consents to this Instrument and any party who now or hereafter acquires any interest in the Property (each of which persons shall be deemed to have constructive notice hereof), hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

31. Request For Notices. Trustor requests that copies of any notice of default and notice of sale hereunder be sent to Trustor at Trustor’s address stated above.

32. Further Assurances; Correction of Defects. Trustor, upon request of Beneficiary, shall promptly correct any defect, error or omission that may be discovered by Beneficiary in the content of this Instrument or in the execution or acknowledgment hereof or in any of the other Loan Documents. In addition, Trustor shall do such further acts as reasonably may be deemed necessary or appropriate by Beneficiary or that Beneficiary may reasonably request to carry out more effectively the purposes of this Instrument, to subject any property intended to be encumbered hereby to the lien and security interest hereof, and to perfect and maintain the first priority lien and security interest hereof.

33. Invalid Provisions. Should any term, provision, covenant or condition of this Instrument be held to be void or invalid, the same shall not affect any other term, provision, covenant or condition of this Instrument, but the remainder hereof shall be effective as though such term, provision, covenant or condition had not been contained herein. In addition, should this Instrument be or become ineffective as a deed of trust, then these presents shall be construed and enforced as a realty mortgage with Trustor being the Mortgagor and Beneficiary being the Mortgagee.

34. Release and Reconveyance. Upon payment to Beneficiary of all sums secured by this Instrument and upon written request of Beneficiary stating that the entire indebtedness secured hereby has been paid and performed, and upon payment of Trustee’s fees, Trustee shall reconvey the Property without warranty. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.” In lieu of execution of a reconveyance by Trustee, Beneficiary may execute a release and reconveyance on behalf of Trustee, whereupon title shall be vested in Trustor or in such other person as is legally entitled thereto, and this Instrument shall thereafter be of no further force or effect. Beneficiary (or Trustee, if Beneficiary elects not to charge a fee) may charge a reasonable release fee upon the release of this Instrument.

35. Time of the Essence. Time is of the essence for all of Trustor’s obligations hereunder and under the other Loan Documents.

36. Construction of Agreement; Definitions. This Deed of Trust shall apply to the parties according to the context hereof, without regard to the number or gender of words or expressions used herein. The captions of Sections in this Deed of Trust are for convenience of reference only, and in no way define, limit or describe the scope or intent of this Deed of Trust or the provisions of such Sections. This Deed of Trust shall be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice or has deliberately chosen not to be so represented in the negotiation of this Deed of Trust, neither this Deed of Trust nor any provision thereof shall be construed for or against either party by reason of the identity of the party drafting the same. As used in this Deed of Trust, the term(s): (a) “include” or “including” shall mean without limitation by reason of enumeration; (b) “herein,” “hereunder,” “hereof,” “hereinafter” or similar terms refer to this Deed of Trust as a whole rather than to any particular Section or paragraph; (c) “person” includes a corporation, trust, partnership, limited liability company, unincorporated association, Governmental Authority or other entity, as well as a natural person; (d) “Beneficiary” shall mean the holder at any time of the Note secured hereby, whether or not named as Beneficiary herein; and (e) “Trustor” shall include all persons or entities named in this Deed of Trust as Trustors, and any subsequent owner of all or any portion of the Property, and their liability under this Deed of Trust shall be joint and several (however, the foregoing shall in no way constitute or imply Beneficiary’s consent to any transfer of the ownership of the Property or any portion thereof).

37. Counterparts. This Instrument may be executed in one or more counterparts, each of which when executed shall constitute an original and all of which when combined shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned Trustor has executed this Instrument as of the date set forth in the opening paragraph of this Deed of Trust.

TRUSTOR:

ZP RE AZ DYSART,
an Arizona limited liability company

By:	/s/ Bryan McLaren
	Name:	Bryan McLaren
	Title:	Authorized Agent

STATE OF NORTH CAROLINA	)
) ss.
COUNTY OF RUTHERFORD	)

On July 3, 2024, before me Stephen Shahan, the undersigned notary public personally appeared Bryan McLaren, in his/her capacity as Agent of ZP RE AZ DYSART, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed said instrument on behalf of such organization for the purposes stated therein.

WITNESS my hand and official seal.

/s/ Stephen Shahan
Notary Public	My Commission Expires: 7/19/2027

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